      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FIRST VIRTUAL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                       77-0357037
(State of Incorporation)                (I.R.S. Employer Identification Number)

                                ---------------

                               3393 OCTAVIUS DRIVE
                                    SUITE 102
                              SANTA CLARA, CA 95054
                                 (408) 567-7200

                                ---------------

                           1997 EQUITY INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full titles of the plans)

                                James O. Mitchell
                             Chief Financial Officer
                            First Virtual Corporation
                               3393 Octavius Drive
                                    Suite 102
                              Santa Clara, CA 95054
                                 (408) 567-7200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

                               LEE F. BENTON, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306

                                ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        TITLE OF SECURITIES                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
          TO BE REGISTERED        AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE(1)      OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock            5,025,000              $5.83906 - $15.50              $51,803,986.14          $ 15,282.18
(par value $.001)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options and Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on April 29, 1998. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

=================================================================================================================================
                                                                                        OFFERING PRICE        AGGREGATE OFFERING
                  TITLE OF SHARES                                NUMBER OF SHARES          PER SHARE                 PRICE
---------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options
pursuant to the 1997 Equity Incentive Plan                           2,676,603           $   5.83906           $   15,628,832.64

Shares issuable pursuant to unissued stock options                   1,948,397           $    15.50            $   30,200,153.50
pursuant to the 1997 Equity Incentive Plan

Shares issuable pursuant to outstanding stock options pursuant          50,000           $    11.00            $      550,000.00
to the 1997 Non-Employee Directors Stock Option Plan

Shares issuable pursuant to unissued stock options pursuant            200,000           $    15.50            $    3,100,000.00
to the 1997 Non-Employee Directors Stock Option Plan

Shares issuable pursuant to the 1997 Employee Stock                    150,000           $    15.50            $    2,325,000.00
Purchase Plan

Proposed Maximum Aggregate Offering Price                                                                      $   51,803,986.14
=================================================================================================================================

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by First Virtual Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

            (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

            (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

            (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

            The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

            The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a


                                       3.

      director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

            In addition, the Company has entered into certain agreements in connection with the Company's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.


                                    EXHIBITS


EXHIBIT
NUMBER

5.1        Opinion of Cooley Godward LLP

23.1       Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1       Power of Attorney is contained on the signature pages.

99.1*      1997 Equity Incentive Plan

99.2*      1997 Employee Stock Purchase Plan

99.3*      1997 Non-Employee Directors' Stock Option Plan

------------------------
*Incorporated by reference to the same exhibit filed with the Company's Form S-1 Registration Statement (File No.333-38755) filed on October 24, 1997, and any amendments thereto.


                                       4.

                                  UNDERTAKINGS

            1.    The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of

                                       5.

     expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 4, 1998.


                                       FIRST VIRTUAL CORPORATION




                                       By: /s/ RALPH UNGERMANN
                                           ------------------------------------
                                           Ralph Ungermann
                                           President and Chief Executive Officer


                                       6.

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Ungermann and James O. Mitchell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                               DATE
----------------------------------------       ---------------------------------        ---------------


    /s/ RALPH UNGERMANN                        President, Chief Executive                May 4,  1998
----------------------------------------       Officer and Director
        Ralph Ungermann                        (Principal Executive Officer)


    /s/ JAMES O. MITCHELL                      Vice President, Operations and            May 4,  1998
----------------------------------------       Chief Financial Officer
        James O. Mitchell                      (Principal Financial and
                                               Accounting Officer)


    /s/ NEAL DOUGLAS                           Director                                  May 4,  1998
----------------------------------------
        Neal Douglas


    /s/ PIER CARLO FALOTTI                     Director                                  May 4,  1998
----------------------------------------
        Pier Carlo Falotti


    /s/ DAVID A. NORMAN                        Director                                  May 4,  1998
----------------------------------------
        David A. Norman


    /s/ JAMES SWARTZ                           Director                                  May 4,  1998
----------------------------------------
        James Swartz


                                               Director                                  _____, 1998
----------------------------------------
        Enzo Torresi


                                       7.

                                  EXHIBIT INDEX


        EXHIBIT                    DESCRIPTION
        NUMBER

          5.1       Opinion of Cooley Godward LLP

          23.1      Consent of Price Waterhouse LLP

          23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement 24.1 Power of Attorney is contained on signature pages

          99.1*     1997 Equity Incentive Plan

          99.2*     1997 Employee Stock Purchase Plan

          99.3*     1997 Non-Employee Directors' Stock Option Plan


----------
*Incorporated by reference to the same exhibit filed with the Company's Form S-1 Registration Statement (File No. 333-38755) filed on October 24, 1997, and any amendments thereto.


                                       8.